Barry Sloane, CEO of Newtek Business Services, Inc.
Recently Interviewed on Steve’s Crowley’s American Scene Radio.

 New York, N.Y. - October 31, 2006 - Newtek Business Services, Inc. (NASDAQ: NEWT) (www.newtekbusinessservices.com), a provider of business services and financial products to the small business market, announced today that Barry Sloane, CEO of Newtek Business Services, Inc. was interviewed live on Steve’s Crowley’s American Scene program on Thursday October 26, 2006.

A recording of the interview is posted on Newtek Business Services website at
http://www.newtekbusinessservices.com/investor_relations/presentations_video.html .

About Steve Crowley
Steve Crowley is the Editor and Host of the daily "American Scene" Radio programs which have been airing nationally since June of 1990. Steve is a former CPA Manager with Price Waterhouse & Co. and a former Partner of the firm Crowley, Weinberg & Co., a regional CPA firm. In 1981 and after four years as the local Financial Reporter for WJAR-TV 10 in Providence, and Host of "Money Talks" a PBS television program, Steve made the full-time career transition to the world of television and radio broadcasting.

Steve then became the Financial Reporter for WPLG-TV10, the ABC affiliate in the Miami-Fort Lauderdale market. Simultaneously, Steve and his team were launching a daily news syndication entitled "Money/Pro News" covering the subjects of money, personal finance, the stock market and business. During the years 1982 through 1999 more than 5,000 news segments were produced and distributed to more than the 100 television affiliates of Money/Pro News. These award-winning programs represent the most-successful television news insert syndication in history.

Steve was also the Money Editor of ABCs GOOD MORNING AMERICA during the years 1986 through 1991, and was the Producer and Host of the Personal Finance Videos distributed by U.S. News & World Report. Steve is the author of the book: Money For Life, which was published by Simon and Schuster, and produced the home video series "GET RICH AMERICA" under various titles for The Home Shopping Network.

About Newtek Business Services, Inc.

Newtek Business Services, Inc. is a direct distributor to the small to medium-sized business market under the Newtek TM brand.  According to the SBA, there are over 25.8 million small businesses in the United States, which in total represent 99.7% of all employer firms, generate 60 - 80% of all new jobs annually and create more than 50% of non-farm private GDP. Since 1999, Newtek has helped these business owners realize their potential by providing them with the essential tools needed to manage and grow their businesses. Newtek focuses on providing its 70,000 customers with access to financial, management and technological resources that enable them to better grow and compete in today’s marketplace. Newtek’s products and services include:

▪	Business Lending: Business loans to start up, acquire, or expand a business
▪	Electronic Payment Processing: Credit card, debit card, check conversion, and ACH solutions
▪	Insurance Services: Nationwide commercial and personal lines of insurance
▪	Outsourced Digital Bookkeeping: Bookkeeping and recordkeeping at a fraction of the cost of in-house staff
▪	Web Hosting: Full service web host including domain registration and online shopping cart tools
▪	Web Design and Development: Customized web design and development services for a powerful web presence
▪	Tax Preparation and Advisory Services: Expert tax planning and consultation for your business
▪	Data Backup, Storage and Retrieval: Fast, secure, off-site data backup, storage and retrieval
▪	Business Plan Preparation: Professional business plan assistance providing a roadmap for success

 Statements in this press release including statements regarding Newtek's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek's actual results to differ from management's current expectations are contained in Newtek's filings with the Securities and Exchange Commission and available through http://www.sec.gov

For more information, go to www.newtekbusinessservices.com.

Contacts:

Newtek Business Services

 Barry Sloane

Chairman of the Board & CEO

212-356-9500

bsloane@newtekbusinessservices.com